9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS MODIFIES TAX TREATMENT OF JOINT VENTURE

Longmont, Colorado (September 16, 2005) – Applied Films Corporation (Nasdaq: AFCO) today announced that it has changed its tax treatment of the equity earnings from its China Joint Venture (“China JV”), known as STEC. Since the China JV’s inception in 1999, the Company has viewed the earnings at the China JV as permanently re-invested. After considering the current business environment surrounding the China JV, including the dividends paid during the 2005 fiscal year, the Company no longer intends to re-invest its share of the China JV’s retained earnings in China. As a result of this decision, the Company expects an impact of $0.01 per fully diluted share for both GAAP and Non-GAAP financial results for the first quarter of fiscal year 2006 ending October 1, 2005. These accrued taxes will become due upon receipt of dividends or other cash distributions of the undistributed earnings from the China JV.

Because the Company no longer considers the earnings in the China JV permanently reinvested under the accounting guidance of APB 23 and SFAS 109, “Accounting for Income Taxes – Special Areas”, in the fourth quarter of fiscal 2005 the Company accrued a non-cash increase to income tax expense of $4.8 million on the $13.0 million accumulated undistributed earnings of the China JV from its inception in 1999. This non-cash charge for income taxes net of an adjustment for a reduction of valuation allowances, changes the previously reported loss for the fourth quarter of fiscal 2005 from $(3.0) million to $(7.1) million and EPS from $(0.20) to $(0.48) per fully diluted share. In the future, the Company will accrue income taxes quarterly at the US tax rate on the equity earnings of the China JV.

Applied Films intends to file its annual report on Form 10-K on September 16, 2005, which is one day beyond its original filing deadline of September 15, 2005.

This release should not be construed as reaffirming the Company’s previous guidance, and the Company assumes no responsibility to give updates on its guidance in the future.

Conference Call
Applied Films Corporation will conduct a conference call and webcast at 6:00 a.m. MDT (8:00 a.m. EDT) on Friday, September 16, 2005 to discuss the investment status of its China JV. During the conference call and webcast, Lawrence D. Firestone, Chief Financial Officer, will present a summary of this press release, and be available for questions.

Non-Public Information – For Internal Purposes Only

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, in the “Investor Relations” section under “Meetings and Presentations”. A replay of the recorded conference call will be available two hours after the live call, until September 23, 2005. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291 (International) and use Conference ID: 9678542.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural glass, solar cell, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change and volatility in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

– FINANCIAL TABLES FOLLOW –

Non-Public Information – For Internal Purposes Only

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended (unaudited)		Twelve Months Ended

	July 2, 2005	June 26, 2004	July 2, 2005	June 26, 2004

Net revenues	$48,690	$65,489	$182,150	$228,437
Cost of goods sold	34,259	47,752	127,854	167,874

Gross profit	$14,431	$17,737	$54,296	$60,563

Operating expenses:
Research and development	$6,187	$3,788	$21,708	$16,830
In-Process research and development	(200)	2,226	(200)	2,226
Selling, general and administrative	7,265	8,165	31,103	27,828
Amortization of other intangible assets	1,914	1,123	5,513	4,335

Income (loss) from operations	$(735)	$2,435	$(3,828)	$9,344

Other income, net:
Other income, net	$281	$736	$4,643	$4,030
Equity earnings of joint venture	1,485	1,174	5,616	3,564

Income from continuing operations before income taxes	$1,031	$4,345	$6,431	$16,938

Income tax expense	$(8,172)	$(1,662)	$(9,482)	$(4,942)

Income (loss) from continuing operations	$(7,141)	$2,683	$(3,051)	$11,996

Discontinued operations(1):
Loss from discontinued operations, net of tax	$--	$--	$--	$(418)
Gain on disposal of discontinued operations, net of tax	--	--	--	783

Discontinued operations, net of tax	$--	$--	$--	$365

Net income (loss) applicable to common stockholders	$(7,141)	$2,683	$(3,051)	$12,361

Earnings (loss) per share:
Basic:
Earnings (loss) from continuing operations	$(0.48)	$0.18	$(0.21)	$0.87
Income from discontinued operations	--	--	--	0.03

Basic earnings (loss) per share	$(0.48)	$0.18	$(0.21)	$0.90

Diluted:
Earnings (loss) from continuing operations	$(0.48)	$0.18	$(0.21)	$0.85
Income from discontinued operations	--	--	--	0.03

Diluted earnings (loss) per share	$(0.48)	$0.18	$(0.21)	$0.88

Weighted average common shares outstanding:
Basic	14,947	14,774	14,886	13,765

Diluted	14,947	15,025	14,886	14,060

(1)	Reflects the operations and the gain recognized from the sale of the Hong Kong Coated Glass Business, which occurred on September 26, 2003, as discontinued operations.

Non-Public Information – For Internal Purposes Only

RECONCILIATION OF NON-GAAP MEASUREMENT TO GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended

	July 2, 2005	June 26, 2004(1)	July 2, 2005	June 26, 2004(1)

Non-GAAP Financial Results:
GAAP Income from continuing operations
before income taxes	$1,031	$4,345	$6,431	$16,938
Add: Amortization of Other Intangible
Assets	1,914	1,123	5,513	4,335
In-process Research and Development	(200)	2,226	(200)	2,226

Earnings from Continuing Operations
and Taxes	2,745	7,694	11,744	23,499

Tax Expense	(961)	(2,282)	(4,111)	(6,977)

Earnings from Continuing Operations	$1,784	$5,412	$7,633	$16,522

Non-GAAP earnings per share:
Basic Non-GAAP EPS	$0.12	$0.37	$0.51	$1.20

Diluted Non-GAAP EPS	$0.12	$0.36	$0.51	$1.18

Weighted Average Common Shares
Outstanding:
Basic	14,947	14,774	14,886	13,765

Diluted	15,228 (2)	15,025	15,093	14,060

(1)	Taxes are calculated at 35% and equity earnings of joint venture are non-taxable.
(2)	For Non-GAAP purposes the weighted average common shares include a calculation for fully diluted shares outstanding.

Note: Non-GAAP earnings are not intended to represent cash flows for the period. Non-GAAP earnings should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our definition of non-GAAP earnings may differ from similar measurements provided by other public companies.

Non-Public Information – For Internal Purposes Only

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	July 2, 2005	June 26, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,742	$18,081
Marketable securities	134,100	133,385
Accounts and trade notes receivable, net of allowance of $396 and
$525, respectively	16,332	19,567
Revenue in excess of billings	51,461	70,644
Inventories	16,673	8,431
Prepaid expenses and other	2,259	2,026
Deferred tax asset	1,553	1,930

Total current assets	248,120	254,064

Property, plant and equipment, net	15,517	19,474
Goodwill and other intangible assets, net of accumulated amortization of
$25,046 and $19,826 respectively	78,628	79,877
Investment in joint venture	16,163	15,157
Deferred tax asset	12,883	9,687
Other assets	454	339

Total assets	$371,765	$378,598

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Other trade accounts payable	$12,931	$23,242
Accrued warranty	6,046	10,022
Accrued compensation	8,455	8,850
Accrued expenses	5,344	7,312
Billings in excess of revenue	4,008	3,987
Current portion of deferred gross profit, deferred gain and other
obligation	372	372
Deferred tax liability	10,607	10,770

Total current liabilities	47,763	64,555

Deferred tax liability	7,989	314
Deferred gross profit, deferred gain and other long-term obligations	1,357	1,709
Accrued pension benefit obligation	15,188	13,493

Total liabilities	$72,297	$80,071

COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, 1,000,000 shares authorized, no shares issued
and outstanding	--	--
Common stock, no par value, 40,000,000 shares authorized,14,947,834 and 14,838,215 shares issued and outstanding at July 2, 2005, and
June 26, 2004, respectively	261,826	258,340
Warrants and stock options	595	595
Cumulative other comprehensive income	23,462	22,956
Retained earnings	13,585	16,636

Total stockholders' equity	299,468	298,527

Total liabilities and stockholders' equity	$371,765	$378,598

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